                         STOCK PURCHASE AGREEMENT

THIS STOCK PURCHASE AGREEMENT is made as of the date set forth on the signature page attached hereto (the "Signature Page") between FINET HOLDINGS CORPORATION, a Delaware corporation (the "Company"), and the person whose name and address appear on the Signature Page to this Agreement (the "Purchaser"):

                                 RECITALS:

WHEREAS, the Company has authorized the sale to purchasers of units in the Company's July 1993 securities offering who subscribe to the Company's April 1997 Private Placement Offering (the"Offering"), of Units (the "Units"), each Unit consisting of one share of the Company's Common Stock and a warrant (the "Warrants") to purchase one share of the Company's Common Stock for each two shares of Common Stock purchased in the Offering, at an exercise price of $1.50 per share through April 30, 1998, $2.50 per share through April 30, 1999 and $3.50 per share through April 28, 2001; and

WHEREAS, the Purchaser desires to purchase and the Company desires to sell the Units on the terms and conditions set forth herein;
NOW, THEREFORE, THE PARTIES HEREBY AGREE AS FOLLOWS:

1. Purchase and Sale of the Units. Subject to the terms and conditions of this Agreement, Purchaser agrees to purchase at the Closing, and the Company agrees to sell and issue to the Purchaser at the Closing, against cash payment, the number of Units of the Company's Common Stock (the "Shares") set forth below the Purchaser's name on the Signature Page to this Agreement at a purchase price of $1.00 per Share.

2. Closing Date; Delivery. The purchase and sale of the Units shall be held at the offices of the Company, 3021 Citrus Circle, Suite 150, Walnut Creek, California 94598, and may occur at successive closings, the last of which shall be April 30, 1997 or at such other times and places as the parties may agree upon (collectively, the "Closing"). At the Closing, subject to the terms of this Agreement, the Company will deliver to the Purchaser a certificate representing the number of Units to be purchased by the Purchaser from the Company, against payment at the Closing of the cash purchase price in immediately available funds.

3. Representations and Warranties of the Company. The Company represents and warrants to, and agrees with, the Purchaser that:

     (a) Organization and Standing; Articles and Bylaws. The Company is a corporation duly organized and existing under, and by virtue of, the laws of the state of Delaware and is in good standing under such laws. The Company has the requisite corporate power to own and operate its properties and assets, and to carry on it business as presently conducted and as proposed to be conducted. The Company is qualified, licensed or domesticated as a foreign corporation in all jurisdictions where the nature of its activities or of its properties owned or leased makes such qualification, licensing or domestication necessary at this time.

     (b) Corporate Power. The Company has now, or will have at the Closing Date, all requisite legal and corporate power to enter into this Agreement, to sell the Units hereunder, and to carry out and perform its obligations under the terms of this Agreement.

     (c) Subsidiaries. The Company has no subsidiaries other than (i) Finet Corporation, which is a wholly-owned subsidiary of the Company; (ii) Monument Mortgage, Inc., a wholly-owned subsidiary of the Company;

 (iii) PreferenceAmerica Mortgage Network, a wholly-owned subsidiary of the Company; (iv) The Property Transaction Network, a wholly-owned subsidiary of the Company; (v) FWC Shell Company ("FWC"), a wholly-owned subsidiary of the Company; (vi) RPM Affiliates, which is a wholly-owned subsidiary of FWC; (vii) RPM Mortgage, Inc., a wholly-owned subsidiary of FWC; and (viii) Fremont Mortgage, Inc., a wholly-owned subsidiary of FWC (sometimes hereinafter collectively referred to as the "Subsidiaries"). The Company does not own, directly or indirectly, shares of stock or other interests in any other corporation, association, joint venture, or business organization except as may be listed on a Schedule of Exceptions filed as an exhibit hereto.

     (d) Capitalization. The authorized capital stock of the Company is 30,000,000 shares of Common Stock. The Company's Board of Directors has resolved to request shareholder approval for an increase in authorized capital stock to 40,000,000 shares, with such approval informally assented to by holders of a majority of shares outstanding. There are issued and outstanding 24,772,317 shares of Common Stock. The issued and outstanding shares of Common Stock have been duly authorized and validly issued, are fully paid and nonassessable and were issued in compliance with all applicable state and federal laws concerning the issuance of securities. There are no outstanding rights, options, warrants, conversion rights, or agreements for the purchase or acquisition from the Company of any shares of its capital stock, except (i) that options for 438,876 shares of the Company's Common Stock have been granted to directors, officers and employees of the Company pursuant to the Company's 1989 Incentive Stock Option Plan and are currently outstanding; (ii) warrants for 131,167 shares have been granted to placement agents in connection with the May 1993 Unit Offering, and are currently outstanding; (iii) warrants for 600,000 shares have been granted to placement agents in connection with the December 1996 Private Placements, and are currently outstanding; (iv) warrants for 42,776 Common shares have been granted to certain bridge lenders of the Company, and are currently outstanding; and (v) warrants for 4,100,000 shares have been granted to shareholders of the Company, and are currently outstanding.

     (e) Authorization.

          (i) All corporate action on the part of the Company, its officers, directors, and stockholders necessary for the sale and issuance of the Units pursuant hereto and the performance of the Company's obligations hereunder, has been taken or will be taken prior to the
Closing. This Agreement is a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as limited by bankruptcy, insolvency, reorganization, moratorium or similar laws of general application affecting enforcement of creditors' rights, and except as limited by application of legal principles affecting the availability of equitable remedies.

          (ii)The Units, when issued in compliance with the provisions of this Agreement, will be validly issued, fully paid and nonassessable, and will be free of any liens or encumbrances; provided, however, that such Units may be subject to restrictions on transfer under state and/or federal securities laws as set forth herein, and as may be required by future changes in such laws.

          (iii) No shareholder of the Company has any right of first refusal or any preemptive rights in connection with the issuance of the Units or of Common Stock by the Company.

     (d) Financial Statements. The Company's unaudited balance sheet for the fiscal quarter ended September 30, 1996, as well as the balance sheet for its wholly-owned subsidiary Monument Mortgage, Inc. as of the same date (the "Financial Statements") which have been supplied to the Purchaser are true and correct, have been prepared in accordance with generally accepted accounting principles consistently applied (except as disclosed therein and except that the Financial Statements do not contain the footnotes required by generally accepted accounting principles), and fairly present the financial condition of the Company and the results of the operations of the Company as of the date thereof.

     (e) The Company has delivered to the Purchaser a copy of its Private Placement Memorandum dated April 1, 1997.

     (f) Material Contracts and Commitments. All the material contracts, commitments, agreements, and instruments to which the Company is a party are legal, valid, binding, and in full force and effect in all material respects and enforceable by the Company in accordance with their terms except as limited by bankruptcy, insolvency, reorganization, moratorium, or similar laws of general application affecting enforcement of creditors' rights, and except as limited by application of legal principles affecting the availability of equitable remedies. The Company is not in material default under any of such contracts.

     (g) Compliance with Other Instruments, None Burdensome, etc. Neither the Company nor any Subsidiary is in violation of any term of its respective Articles of Incorporation or Bylaws, or in any material respect of any mortgage, indenture, contract, agreement, instrument, or, to the best knowledge of the Company, any judgment, decree, order, statute, rule, or regulation applicable to it. The execution, delivery, and performance by the Company of this Agreement, and the issuance and sale of the Units pursuant hereto, will not result in any such violation or be in conflict with or constitute a default under any such term, or cause the acceleration of maturity of any loan or material obligation to which the Company or the Subsidiaries are a party or by which any of them are bound or with respect to which any of them is an obligor or guarantor, or result in the creation or imposition of any material lien, claim, charge, restriction, equity or encumbrance of any kind whatsoever upon, or, to the best knowledge of the Company after due inquiry, give to any other person any interest or right (including any right of termination or cancellation) in or with respect to any of the material properties, assets, business or agreements of the Company or the Subsidiaries. To the best knowledge of the Company after due inquiry, no such term or condition materially adversely affects or in the future (so far as can reasonably be foreseen by the Company at the date of this Agreement) may materially adversely affect the business, property, prospects, condition, affairs, or operations of the Company and the Subsidiary.

     (h) Litigation, etc. There are no actions, proceedings or investigations pending (or, to the best of the Company's knowledge, any basis therefor or threat thereof), which, either in any case or in the aggregate, might result in any adverse change in the business, prospects, conditions, affairs, or operations of the Company or in any of its properties or assets, or in any impairment of the right or ability of the Company to carry on its business as proposed to be conducted, or in any material liability on the part of the Company, or which question the validity of this Agreement or any action taken or to be taken in connection herewith.

     (i) Governmental Consent, etc. No consent, approval, or authorization of, or designation, declaration, or filing with, any governmental unit is required on the part of the Company in connection with the valid execution and delivery of this Agreement, or the offer, sale or issuance of the Units, or the consummation of any other transaction contemplated hereby (except exemption notice filings under the Blue Sky securities laws of those states in which offers or sales may be made in connection with this Offering, which filings have been or will be timely made so as to comply with such laws).

     (j) Offering. The offer, sale and issuance of the Units in conformity with the terms of this Agreement will not violate the Securities Act.

     (k) Use of Proceeds. The net proceeds from the sale of the Units shall be used to implement the Company's voluntary reorganization/recapitalization plan as set forth in the Private Placement Memorandum relating to the offer and sale of the Units, dated April 1, 1997.

     (l) Insurance. The Company has in full force and effect fire, casualty and other insurance policies, sufficient in amount (subject to reasonable deductibles) to allow it to replace any of its properties that might be damaged or destroyed.

     (m) Intellectual Property, etc. Neither the Company nor any of its Subsidiaries own the rights to any trademarks, service marks, trade names, copyrights, patents or other intellectual property other than a federally registered service mark covering the Company's name and logo. Neither the Company nor any Subsidiary has received any notice or claim of infringement of any patents, inventions, rights, trademarks, trade names or copyrights of others with respect to any processes, methods, formulae or procedures used by any of said corporations in the present or planned conduct of their respective businesses.

     (n) Title to and Condition of Properties. The Company and its Subsidiaries have good and marketable title to all their respective tangible and intangible property and assets, including those reflected in the Financial Statements (except such property or assets as have since September 30, 1996 been sold or otherwise disposed of in the ordinary course of business), and such property and assets are subject to no mortgage or security interests, conditional sales contract, charge, lien or encumbrance (except for the lien  of  current  taxes not yet due and payable and such imperfections  of title, easements and encumbrances, if any, as are not substantial in character, amount or extent and do not materially detract from the value of, or interfere with the present use of the properties subject thereto or affected thereby, or otherwise materially impair the business operations of the Company and any Subsidiary), and subsequent to September 30, 1996 neither the Company nor any Subsidiary has sold or disposed of any of its property and assets or obligated itself to do so except in the ordinary course of business. Except for such minor defects as are not substantial in character and which do not have a materially adverse effect upon the validity thereof, all material real and personal property leases to which the Company or the Subsidiaries are a party are in good standing, valid and effective, and there is not under any such lease any existing material default or event which with notice or lapse of time or both would constitute a material default and in respect of which the Company or the Subsidiaries have not taken reasonable steps to prevent such a default from occurring.

     (o) Taxes. The Company and the Subsidiaries represent that upon completion of the offering of the Units they will file all tax returns that are required to have been filed by them prior to the date of this Agreement with appropriate federal, state, county and local governmental agencies or instrumentalities.

     (p) Disclosure. This Agreement, the exhibits hereto, the Financial Statements, and all certificates delivered to you pursuant to this Agreement, when read together, do not contain any untrue statement of a material fact and do not omit to state a material fact necessary in order to make the statements contained therein or herein not misleading, it being understood that the Private Placement Memorandum contains estimates and projections which have been made in good faith by the Company and no warranty of such projections is expressed or implied hereby. There is, to the best of the Company's knowledge, no fact which materially adversely affects the business, prospects, condition, affairs or operations of the Company or any of its properties or assets which has not been set forth in this Agreement, the Financial Statements or the Private Placement Memorandum.

     (q) The Units:
        (i) are free and clear of any security interests, liens, claims, or other encumbrances;
        (ii) have been duly and validly authorized and issued and are, and on the Closing Date will be, fully paid and non-assessable;
        (iii)will not have been, individually and collectively, issued or sold in violation of any preemptive or other similar rights of the holders of any securities of the Company;
        (iv)will not subject the holders thereof to personal liability by reason of being such holders; and

4. Representations and Warranties of the Purchaser. The Purchaser represents and warrants to, and agrees with, the Company as follows:
     (a) No consent, approval, authorization, or order of any court, governmental agency or body, or arbitrator having jurisdiction over the Purchaser is required for execution of this Agreement, including, without limitation, the purchase of the Units, or the performance of the Purchaser's obligations hereunder.

     (b) The Purchaser understands that no federal or state agency has passed on or made any recommendation or endorsement of the Shares.

     (c) The Company has given the Purchaser the opportunity to have answered all of the Purchaser's questions concerning the Company and its business and has made available to the Purchaser all information requested by the Purchaser which is reasonably necessary to verify the accuracy of other information furnished by the Company. The Purchaser has received and evaluated all information about the Company and its business which the Purchaser deems necessary to formulate an investment decision, and does not desire any further information.

     (d) The Purchaser understands that the Units are being offered and sold to
it   in  reliance  on  specific  exemptions  or  non-application  from  the registration requirements of federal and state securities laws and that the Company is relying upon the truth and accuracy of the representations,
warranties,   agreements,  acknowledgments,  and  understandings   of   the
Purchaser set forth herein in order to determine the applicability of such exemptions or non-applications and the suitability of the Purchaser to acquire the Units.

     (e) The Purchaser is aware that the Units have not been registered under the Securities Act by reason of their issuance in a transaction exempt from the registration and prospectus delivery requirements of the Securities Act pursuant to Section 4(2) and Regulation D thereof, and that they must be held by the Purchaser for an indeterminate period and the Purchaser must therefore bear the economic risk of such investment indefinitely, unless a subsequent disposition thereof is registered under the Securities Act or is exempt from registration. The Purchaser is aware of the provisions of Rule 144 promulgated under the Securities Act which permits limited resale of shares purchased in a private placement subject to the satisfaction certain conditions, including, among other things the existence of a public market for the Units, the availability of certain current public information about the Company, the resale occurring not less than two years after a party has purchased and paid for the security to be sold, the sale being through a "broker's transaction" or in transactions directly with a "market maker" (as provided by Rule 144(f)) and the number of shares being sold during any three-month period not exceeding specified limitations. The Purchaser is also aware that, while many of the restrictions of Rule 144 do not apply to the resale of shares by a person who owned those shares for at least three years prior to their resale and who is not an "affiliate" (within the meaning of Rule 144(a)) of the issuer and has not been an affiliate of the issuer for at least three months prior to the date of resale of the restricted securities, the Company does not warrant or represent that you are not an affiliate as of the date of this Agreement or that you will not be an affiliate at any relevant times in the future.

     (f) Each instrument representing the Units may be endorsed with the following legends:

          (i) THE SECURITIES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD, TRANSFERRED, ASSIGNED OR HYPOTHECATED UNLESS THERE IS AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT COVERING SUCH SECURITIES, THE SALE IS MADE IN ACCORDANCE WITH RULE 144 UNDER THE ACT, OR THE COMPANY RECEIVES AN OPINION OF COUNSEL FOR THE HOLDER OF THESE SECURITIES REASONABLY SATISFACTORY TO THE COMPANY, STATING THAT SUCH SALE, TRANSFER, ASSIGNMENT OR HYPOTHECATION IS EXEMPT FROM THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS OF SUCH ACT.

          (ii) Any other legend required by California or other state securities laws.

The Company need not register a transfer of legended Units, and may instruct its transfer agent not to register the transfer of the Units, unless one of the conditions specified in the foregoing legends is satisfied.

     (g) Any legend endorsed on an instrument pursuant to Section 4(f) hereof and the stop transfer instructions with respect to such Units shall be removed, and the Company shall issue an instrument without such legend to the holder of such Units if such Units are registered under the Securities Act and a prospectus meeting the requirements of Section 10 of the Securities Act is available or if such holder provides the Company with an opinion of counsel for such holder of the Units, reasonably satisfactory to the Company, to the effect that a public sale, transfer or assignment of such Units may be made without registration.

     (h) The Purchaser is either (i) acquiring the Units for the Purchaser's own account; or (ii) for the account of another for which the Purchaser acts as
a  fiduciary, in which case the Purchaser will so advise the  Company.   If
acting as a fiduciary, the Purchaser makes the representations, warranties, and covenants as set forth herein on its own behalf and as agent for and on behalf of such other party. The Purchaser is acquiring the Units for investment and without any present intention to engage in a distribution thereof.

     (i) The Purchaser has the knowledge and experience in financial and business matters to evaluate the merits and risks of the proposed investment.

     (j) The Purchaser is an "Accredited Investor" as that term is defined under Rule 501 adopted pursuant to the Securities Act. "Accredited Investors"
are defined in Rule 501 to include among others: (1) Various specified institutional investors (such as banks, savings and loan associations, licensed brokers or dealers, insurance companies, investment companies, small business investment companies, employee benefit plans having assets
in   excess  of  $5,000,000,  and  self-directed  plans  having  investment decisions  made solely by persons that are Accredited Investors);  (2)  Any entity with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the securities offered; (3) Any person who had individual income in excess of $200,000 in each of the two most recent years or joint income with that person's spouse in excess of $300,000 in each of those years and has a reasonable expectation of reaching the same income level this year; (4) Any person whose individual net worth (or joint net worth with the person's spouse) at the time of purchase exceeds $1,000,000; (5) Directors and executive officers of Finet; (6) Trusts with total assets in excess of $5,000,000 not formed for the specific purpose of
acquiring  the  securities  offered,  whose  purchase  is  directed  by   a
sophisticated person prescribed in Rule 506(b)(2)(ii); and (7) Any entity in which all the equity owners are deemed accredited.

5. Conditions Precedent to the Purchaser's Obligations. The obligations of the Purchaser hereunder are subject to the performance by the Company of its obligations hereunder and to the satisfaction of the following additional conditions precedent on or before the Closing Date:

     (a) The representations and warranties made by the Company in this Agreement shall, unless waived by the Purchaser, be true and correct as of the date hereof and at the Closing Date, with the same force and effect as if they had been made on and as of the Closing Date.

     (b) After the date hereof until the Closing Date there shall not have occurred:

          (i) any change, or any development involving a prospective change, in either (A) the condition, financial or otherwise, or in the earnings, business or operations, or in or affecting the properties of the Company or (B) the financial or market conditions or circumstances in the United States, in either case which, in the Purchaser's judgment, is material and adverse and makes it impractical or inadvisable to proceed with the offering, sale, or delivery of the Units;
          (ii)an imposition of a new legal or regulatory restriction not in effect on the date hereof, or any change in the interpretation of existing legal or regulatory restrictions, that materially and adversely affects the offering, sale, or delivery of the Units; or
          (iii)a suspension, or material limitation of, trading (A) generally on or by the New York Stock Exchange or NASDAQ, or (B) of any securities of the Company on any exchange or in any over-the-counter market.

6. Conditions Precedent to the Company's Obligations. The obligations of the Company hereunder are subject to the performance by the Purchaser of its obligations hereunder and to the satisfaction of the following
additional                       condition                       precedent:

The representations and warranties made by the Purchaser in this Agreement shall, unless waived by the Company, be true and correct at the Closing Date, with the same force and effect as if they had been made on, and as of, the Closing Date.

7.  Registration Rights

     (a) Request for Registration. In case the Company shall receive from the Purchaser a written request that the Company effect any registration, qualification, or compliance with respect to all or a part of the Common Stock sold pursuant to the Offering and/or the shares of Common Stock issuable upon the exercise of the Warrants (collectively, the "Shares"),
the  Company  will:   (i)  as soon as practicable, use  its  diligent  best
efforts to effect all such registrations, qualifications and compliances (including, without limitations, the execution of an undertaking to file post-effective amendments, appropriate qualifications under the applicable blue sky or other state securities laws and appropriate compliance with exemptive regulations issued under the Securities Act and any other governmental requirements or regulations) as may be so requested and as would permit or facilitate the sale and distribution of all or such portion of all of the Purchaser's Shares as are specified in such request, together with all or such portion of the Shares of any Holder or Holders joining in such request as are specified in a written request given within thirty days after receipt of such written notice from the Company; provided that the Company shall not be obligated to take any action to effect such registration, qualification or compliance pursuant to this clause (i): (A) After the Company has effected one such registration pursuant to this subparagraph (i) and such registration has been declared or ordered effective; or (B) If the amount of securities being offered for sale is less than 25 percent of the Shares.

     Subject to the foregoing clauses (A) through (B), the Company shall file a registration statement covering the Shares so requested to be registered as soon as practical, but in any event within ninety days, after receipt of the request or requests of the Purchaser; provided, however, that if the Company shall furnish to the Purchaser a certificate signed by the President of the Company stating that in the good faith judgment of the Board of Directors it would be seriously detrimental to the Company and its stockholders for such registration statement to be filed at the date filing would be required and it is therefore essential to defer the filing of such registration statement, the Company shall have an additional period of not more than ninety days within which to file such registration statement.

     (b) In any event, the Company shall use its best efforts to cause such registration statement to become effective within 150 days of the date of request for registration by the Purchaser pursuant to this Agreement, and to keep such registration statement effective for up to three years.

     (c) Expenses of Registration.  All expenses incurred in connection with any
registration,  qualification  or  compliance  pursuant  to  Section   7(a),
including without limitation, all registration, filing, and qualification fees, printing expenses, fees and disbursements of counsel for the Company, and expenses of any special audits incidental to or required by such registration, shall be borne by the Company.

     (d) Company Registration.

     Definitions.
     "Commission" shall mean the Securities and Exchange Commission or any other federal agency at the time administering the Securities Act of 1933 (the "Securities Act").

     "Register," "registered," and "registration" refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act of 1933, and the declaration or ordering of the effectiveness of such registration statement.

     "Registration Expenses" shall mean all expenses incurred by the Company in compliance with the provisions of this Section 7, including, without limitation, all registration and filing fees, printing expenses, fees and disbursements of counsel for the Company, blue sky fees and expenses, and the expenses of any special audits incident to or required by any such registration (but excluding the compensation of regular employees of the Company, which shall be paid in any event by the Company).

     "Selling Expenses" shall mean all underwriting discounts and selling commissions applicable to the sale of Shares and all fees and disbursements of counsel to Purchaser.

     "Shares" means the Common Stock sold pursuant to the Offering and/or the shares of Common Stock issuable upon exercise of the Warrants, and any Common Stock issued with respect thereto (e.g. upon a stock split or stock dividend).

     "Purchaser" means the person set forth above and any permitted assignee.
          (i) Notice of Registration. If, at any time after May 1, 1997, the Company shall determine to register any of its securities either for its own account or the account of a security holder or holders exercising their respective demand registration rights,

          (ii) other than a registration relating solely to employee benefit plans, or a registration relating solely to a Commission Rule 145 transaction, or a registration on any registration form which does not permit secondary sales, the Company will:
               a) promptly give to Purchaser written notice thereof (which shall include a list of the jurisdictions in which the Company intends to attempt to qualify such securities under the applicable blue sky or other state securities laws); and
               b) include in such registration (and any related qualification under blue sky laws or other compliance), and in any underwriting involved therein, all the Shares specified in a written request or requests, made by Purchaser within fifteen (15) days after receipt of the written notice from the Company described in this clause
(i), except as set forth in Section 7(d)(ii) below.

          (iii) Underwriting. If the registration of which the Company gives notice is for a registered public offering involving an underwriting: the Company shall so advise Purchaser as part of the written notice given pursuant to Section 7(d) hereof. In such event, the right of Purchaser to registration pursuant to this Section 7(d) shall be conditioned upon Purchaser's participation in such underwriting and the inclusion of Purchaser's Shares in the underwriting to the extent provided herein. Purchaser shall (together with the Company, its directors and officers, and any other shareholders distributing their securities through such underwriting) enter into an underwriting agreement in customary form with the underwriter or underwriters selected for underwriting by the Company.

          Notwithstanding any other provision of this Section 7, if the underwriter determines that marketing factors require a limitation on the number of shares to be underwritten, the underwriter may exclude from such registration and underwriting some or all of the Shares which would otherwise be underwritten pursuant hereto. Any securities so excluded shall be apportioned pro rata among Purchaser and any other shareholders distributing their securities through such underwriting according to the total amount of securities otherwise entitled to be included therein owned by such shareholders or in such other proportions as shall mutually be agreed upon.

          If Purchaser disapproves of the terms of any such underwriting, it may elect to withdraw therefrom by written notice to the Company and the underwriter. Any Shares excluded or withdrawn from such underwriting shall be withdrawn from such registration.

          The Company shall bear all Registration Expenses incurred in connection with any registration, qualification and compliance by the Company pursuant to this Section 7(d). All Selling Expenses shall be borne by the holders of the securities so registered pro rata on the basis of the number of their shares so registered.

          (iv) Registration Procedures. In the case of registration effected by the Company pursuant to this Agreement, the Company will keep Purchaser advised in writing as to the initiation of registration and as to the completion thereof. At its expense, the Company will:
               a) keep such registration effective for a period of three years or until Purchaser has completed the distribution described in the registration statement relating thereto, whichever first occurs;

               b) furnish such number of prospectuses and other documents incident thereto as Purchaser from time to time may reasonably request; and

               c) use its best efforts to register or qualify the Shares under the securities or blue sky laws of such jurisdictions as Purchaser may request; provided, however, that the Company shall not be obligated to register or qualify such Shares in any particular jurisdiction in which the Company would be required to execute a general consent to service of process in order to effect such registration, qualification, or compliance, unless the Company is already subject to service in such jurisdiction and except as may be required by the Securities Act or applicable rules or regulations thereunder.

               d) Notify the holder of Shares covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing.

     (e) Indemnification.

          (i) The Company will indemnify and hold harmless the Purchaser with respect to such registration, qualification, or compliance effected pursuant to this paragraph, and each placement agent, if any, and each person who controls any placement agent of the Shares held by or issuable to the Purchaser, against all claims, losses, damages, and liabilities (or actions in respect thereto), joint or several, to which they may become subject under the Act or otherwise, arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any prospectus, offering circular or other document (including any related registration statement, notification or the like) incident to any such registration, qualification, or compliance, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or any violation by the Company of any rule or regulation promulgated under the Securities Act applicable to the Company and relating to action or inaction required of the Company in connection with any such registration, qualification, or compliance, and will reimburse the Purchaser, each such placement agent and each person who controls any such placement agent, for any legal and any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability or action, provided that the Company will not be liable in any such case to the extent that any such claim, loss, damage or liability arises out of or is based on any untrue statement or omission based upon written information furnished to the Company by an instrument duly executed by the Purchaser or placement agent specifically for use therein.

          (ii) The Purchaser will, if Shares held by or issuable to the Purchaser are included in the securities as to which such registration, qualification, or compliance is being effected, indemnify and hold harmless the Company, each of its directors and officers who sign such registration statement, each underwriter or placement agent, if any, of the Company's securities covered by such a registration statement, and each person who controls the Company within the meaning of the Securities Act, against all claims, losses, damages, and liabilities (or actions in respect thereto)
arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any such registration statement, prospectus, offering circular, or other document, or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and the Purchaser will reimburse the Company, such directors, officers, persons, or placement agents for any legal or any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability, or action, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such registration statement, prospectus, offering circular, or other document in reliance upon and in conformity with written information furnished to the Company by an instrument duly executed by the Purchaser specifically for use therein.

               (iii)Each party entitled to indemnification under this paragraph (d) (the Indemnified Party) shall give notice to the party required to provide indemnification (the Indemnifying Party) promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom, provided that counsel for the Indemnifying Party, who shall conduct the defense of such claim or litigation, shall be approved by the Indemnified Party (whose approval shall not be unreasonably withheld), and the Indemnified Party may participate in such defense at such party's expense, and provided further that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this paragraph. No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation.

     (f) Transfer of Registration Rights. The rights to cause the Company to register the securities granted to the Purchaser by the Company under
Section 8 may be assigned by the Purchaser to a transferee or assignee of any of the Purchaser's Shares, provided, that the Company is given written notice by the Purchaser at the time of or within a reasonable time after said transfer, stating the name and address of said transferee or assignee and identifying the securities with respect to which such registration rights are being assigned.

8.   Fees  and  Expenses.   Other than as stated  in  this  Agreement,  the
Purchaser and the Company agrees to pay their own expenses incident to the performance of its obligations hereunder.

9. Survival of the Representations, Warranties, etc. The respective agreements, representations, warranties, indemnities, and other statements made by or on behalf of the Company and the Purchaser, respectively, pursuant to this Agreement, shall remain in full force and effect, regardless of any investigation made by or on behalf of the other party to this Agreement or any officer, director, or employee of, or person controlling or under common control with, such party, and will survive delivery of any payment of the Units.

10. Miscellaneous.

     (a) This Agreement may be executed in one or more counterparts and it is not necessary that signature of all parties appear on the same counterpart, but such counterparts together shall constitute but one and the same agreement.

     (b) This Agreement shall inure to the benefit of and be binding upon the parties hereto, their respective successors and, with respect to Section 9 hereof, the officers, directors, and controlling persons thereof and each person under common control therewith, and no other person shall have any right or obligation hereunder.

     (c) This Agreement shall be governed by, and construed in accordance with, the laws of the State of California.

     (d) The headings of the sections of this document have been inserted for convenience of reference only and shall not be deemed to be a part of this Agreement.

IN WITNESS HEREOF, the parties hereto have duly executed and delivered this Agreement, all as of the day and year first above written.

COMPANY:

FINET HOLDINGS CORPORATION



By:
        President
PURCHASER:



By:



_____________________________________
Name of Purchaser [type or print]

[For   Institutional,  Corporate,  Partnership,  and  Other  Non-Individual
Purchasers:]



_____________________________________



_____________________________________
Name of Person Signing [type or print]



Title: ________________________________
    [type or print ]
Amount of Investment:  $
Units Purchased: